================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):   October 25, 2000

                          ---------------------------


                                  VENCOR, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                      001-14057               61-1323993
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)


                               One Vencor Place
                            680 South Fourth Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                  40202-2412
                                  (Zip Code)


      Registrant's telephone number, including area code:  (502) 596-7300

                                 Not Applicable
         (Former name or former address, if changed since last report.)


================================================================================

Items 1-4.  Not Applicable.

Item 5.  Other Events and Regulation FD Disclosure.

     Vencor, Inc. (the "Company") announced that the United States Bankruptcy Court for the District of Delaware (the "Court") approved an amendment (the "Amendment") to the Company's debtor-in-possession financing (the "DIP Financing") to extend its maturity until January 31, 2001. The Amendment also revises and updates certain financial covenants. In addition, the Amendment extends through November 22, 2000 the period of time for the Company to file the appropriate pleadings to request confirmation and consummation of its plan of reorganization.

     The DIP Financing and existing cash flows will be used to fund the Company's operations during its restructuring. As of October 25, 2000, the Company had no outstanding borrowings under the DIP Financing.

     The Court also approved an amendment to the previously announced commitment letter among the Company and certain of the DIP lenders (the "Commitment Letter") to extend the date by which Court approval must be obtained for the Commitment Letter to be effective through January 31, 2001. Pursuant to the Commitment Letter, certain of the DIP lenders would finance an amended and restated debtor-in-possession credit agreement (the "Restated DIP") that would become effective in the event the Company became involved in legal proceedings against Ventas, Inc. ("Ventas"). The amendment to the Commitment Letter also extends to January 31, 2001 the date by which litigation would need to be commenced with Ventas. The consummation of the Restated DIP also would be subject to other customary conditions contained in the Commitment Letter.

     On September 29, 2000, the Company filed its proposed plan of reorganization with the Court. At this time, the Company has adjourned the hearing seeking approval of the Commitment Letter and the Restated DIP in light of the status of the current negotiations with its major constituencies to finalize the terms of its proposed plan of reorganization.

     A copy of the press release is included as an exhibit to this filing and is incorporated herein by reference.

     Certain statements set forth above, including, but not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, the ability of the Company to continue as a going concern; the delays or the inability to complete and/or consummate the Company's plan of reorganization; the ability of the Company to operate pursuant to the terms of the DIP Financing; the Company's ability to satisfy the conditions to effectuate the Restated DIP; the ability of the Company to operate successfully under the Chapter 11 cases; risks associated with operating a business in Chapter 11; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; adverse developments with respect to the Company's liquidity or results of operations; the Company's ability to attract patients given its current financial position; the ability of the Company to attract and retain key executives and other personnel; the effects of healthcare reform and legislation on the Company's business strategy and operations; the Company's ability to control costs, including labor costs in response to the prospective payment system, implementation of its Corporate Integrity Agreement and other regulatory actions; adverse developments with respect to the Company's settlement discussions with the United States government concerning ongoing investigations; and the dramatic increase in the costs of defending and insuring against alleged patient care liability claims. Many of these factors are beyond the control of the Company and its management. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.


Item 6.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

             Not applicable.

         (b) Pro forma financial information.

             Not applicable.

         (c) Exhibits.

             Exhibit 99.1  Press Release dated October 25, 2000.

Items 8-9.   Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                VENCOR, INC.



Dated:  October 26, 2000                        By: /s/ Richard A. Lechleiter
                                                    -------------------------
                                                    Richard A. Lechleiter
                                                    Vice President, Finance,
                                                    Corporate Controller and
                                                    Treasurer